EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Krister Romeyn
T 404-465-2231

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com
Columbia Property Trust Reports Fourth Quarter 2014 Results
ATLANTA--February 12, 2014--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP) reported financial results today for the fourth quarter and year ended December 31, 2014.
Highlights:

•
For the fourth quarter of 2014, Normalized Funds from Operations (FFO) per diluted share was $0.49, Adjusted Funds from Operations (AFFO) per diluted share was $0.28, and Net Income Attributable to Common Shareholders per diluted share was $0.45

•	For 2014, Normalized FFO per diluted share was $2.04, AFFO per diluted share was $1.46, and Net Income Attributable to Common Shareholders per diluted share was $0.74

•	Advanced the execution of our strategy by selling the single-tenant Lenox Park Property in Atlanta for $290.0 million in October

•
Leveraged the proceeds from the Lenox Park disposition to improve our concentration in key markets and central business districts, by acquiring a two-property portfolio for $436.0 million, primarily comprised of 315 Park Avenue South in New York, and 116 Huntington Avenue in Boston's Back Bay for $152.0 million in the first quarter of 2015

•	In the first quarter of 2015, we executed leasing for over 100,000 square feet at 221 Main in San Francisco, which effectively stabilizes the asset
"We are pleased with our fourth quarter results, and a strong finish to the year.  In 2014, we made great improvements to our portfolio, and significantly advanced the execution of our strategy.  Over the past twelve months, we acquired $1.1 billion of assets in key markets with value-creation opportunities, and sold $400 million of non-core assets in suburban or low-barrier markets,” noted Nelson Mills, CEO of Columbia Property Trust, “As previously announced, we plan to round out our portfolio repositioning efforts in 2015 with $500 to $600 million more dispositions of non-core assets, as a result, are expecting lower near-term earnings as reflected in our 2015 guidance. We believe these steps position us well for value creation and future growth."

Acquisition Activity:
On January 7, 2015, we acquired a two-property portfolio for $436.0 million, including 315 Park Avenue South, a 341,000-square-foot, historic, Class A office building in New York's Gramercy Park sub-market, and 1881 Campus Commons Drive, a 245,000-square-foot, Class A office building in Washington D.C.'s Reston, Virginia sub-market.
On January 8, 2015, we acquired 116 Huntington Avenue, a 274,000-square-foot, Class A office building in Boston's Back Bay district for $152.0 million.
Disposition Activity:
In October 2014, we completed the sale of the five-building, 1,040,000-square-foot Class-A, single-tenant office campus at Lenox Park in Atlanta, GA, for $290 million. Lenox Park is 100% leased to AT&T Corporation, and had annualized Net Operating Income ("NOI") of approximately $20 million.
Portfolio Highlights:

•
During the fourth quarter, we entered into leases for 323,000 rentable square feet of office space with an average lease term of approximately 11.8 years. Our fourth quarter leasing activity included 134,000 square feet of new leases and 189,000 square feet of renewal leases.

•	As of December 31, 2014, our portfolio of 35 office properties was 93.3% leased and 92.7% occupied compared with 92.3% leased and 90.1% occupied as of December 31, 2013.

•	For leases executed during the quarter, we experienced a 0.7% increase in rental rates on a cash basis and a 8.2% increase in rental rates on a GAAP basis.
Financial Results:
Net Income Attributable to Common Stockholders was $56.2 million, or $0.45 per diluted share, for the fourth quarter of 2014 compared with Net Income Attributable to Common Stockholders of $12.9 million, or $0.10 per diluted share, for the fourth quarter of 2013. Net Income Attributable to Common Stockholders was $92.6 million, or $0.74 per diluted share, for 2014 compared with $15.7 million, or $0.12 per diluted share, for 2013.
Normalized FFO was $61.4 million, or $0.49 per diluted share, for the fourth quarter of 2014 compared with $67.4 million, or $0.52 per diluted share, in the prior-year period. Normalized FFO was $255.2 million, or $2.04 per diluted share, for 2014 compared with $278.3 million, or $2.08 per diluted share, in 2013.
AFFO was $35.1 million, or $0.28 per diluted share, for the fourth quarter of 2014 compared with $45.9 million, or $0.36 per diluted share, in the prior-year period. AFFO was $181.8 million, or $1.46 per diluted share, for 2014 compared with $189.8 million, or $1.42 per diluted share, in 2013.
NOI for the fourth quarter of 2014 decreased 5.1% on a GAAP basis and decreased 6.8% on a cash basis compared with the prior-year period, primarily due to the sale of 18 properties in November 2013. NOI for 2014 decreased 9.6% on a GAAP basis and decreased 7.2% on a cash basis compared with 2013, primarily due to the sale of 18 properties in November 2013. Same Store NOI for the fourth quarter of 2014 increased 0.7% compared with 2013 on a GAAP basis and increased 1.8% on a cash basis. Same Store NOI for 2014 increased 1.1% compared with 2013 on a GAAP basis and increased 3.8% on a cash basis.
Distributions:
For the fourth quarter of 2014, we paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on December 16, 2014 to stockholders of record as of December 2, 2014.

Guidance for 2015:
For the year ending December 31, 2015, the Company expects to report Normalized FFO in a range of $1.85 to $1.91 per diluted share, and Net Income Available to Common Stockholders in the range of $0.17 to $0.23 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2015 Range
	Low	High
Net income available to common shareholders	$0.17	$0.23
Add: Real estate depreciation & amortization	1.66	1.66
FFO	1.83	1.89
Add: Acquisition costs	0.02	0.02
Normalized FFO	$1.85	$1.91
Our guidance for 2015 is based on the following assumptions for our portfolio. This guidance excludes the impact of the GAAP treatment of gains or losses on interest rate swaps.

•	Leased percentage at year end 2015 of 91.0% to 93.0%

•	Same Store Cash NOI 3.0% to 3.5% less than 2014

•	GAAP straight-lined rental income of $14 million to $17 million

•	G&A of $31 million to $33 million, excluding any unusual or one-time items

•	Dispositions of $500 million to $600 million

•	Acquisitions of $588 million (Completed January 2015)

•	Weighted average diluted share count of 125.0 million
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "Our guidance for 2015 reflects the impact from significant disposition activity in 2014 and the long-term renewals of several large-space users as well as the projected disposition of most of our remaining suburban and single-tenant assets in the second half of this year. The recent additions of several value-creating acquisitions, with sizable leasing and roll-up opportunities should improve our income performance over time, and our coverage ratios should remain near the top of the industry as we manage our capital structure through disposition proceeds and longer-term financings."

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, on Friday, February 13, 2015, at 10:00 a.m. ET to discuss financial results, business highlights, and 2015 guidance. The number to call for this interactive teleconference is (212) 231-2902. A replay of the conference call will be available through February 20, 2015, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21757883.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company's website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. As of February 12, 2015, Columbia Property Trust's portfolio consisted of 38 office properties and one hotel, which include 55 operational buildings, comprising approximately 16.6 million square feet located in 15 U.S. metropolitan statistical areas (MSAs). For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.

Non-GAAP Supplemental Financial Measure Definitions:
The following non-GAAP Supplemental Financial Measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations as presented in the accompanying consolidated statements of operations.
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, and (iii) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) straight-line rental income - lease terminations, (iv) gain (loss) on interest rate swaps, (v) non-incremental capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other unusual or extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI): Cash NOI is defined as adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) cash lease termination income, (v) amortization of deferred maintenance, (vi) straight-line rent, (vii) straight-line rent - lease terminations, (viii) net effect of above/(below) market amortization, (ix) GAAP lease termination expense (x) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI): GAAP NOI is defined as adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	December 31,
	2014	2013
Assets:
Real estate assets, at cost:
Land	$785,101	$706,938
Buildings and improvements, less accumulated depreciation of $660,098 and $604,497, as of December 31, 2014 and 2013, respectively	3,026,431	2,976,287
Intangible lease assets, less accumulated amortization of $313,822 and $298,975, as of December 31, 2014 and 2013, respectively	247,068	281,220
Construction in progress	17,962	7,949
Total real estate assets	4,076,562	3,972,394
Cash and cash equivalents	149,790	99,855
Tenant receivables, net of allowance for doubtful accounts of $3 and $52, as of December 31, 2014 and 2013, respectively	6,945	7,414
Straight-line rent receivable	116,489	113,592
Prepaid expenses and other assets	52,143	32,423
Deferred financing costs, less accumulated amortization of $15,205 and $11,938, as of December 31, 2014 and 2013, respectively	8,426	10,388
Intangible lease origination costs, less accumulated amortization of $219,626 and $216,598, as of December 31, 2014 and 2013, respectively	105,528	148,889
Deferred lease costs, less accumulated amortization of $36,589 and $27,375, as of December 31, 2014 and 2013, respectively	102,995	87,527
Investment in development authority bonds	120,000	120,000
Total assets	$4,738,878	$4,592,482
Liabilities:
Line of credit, term loan, and notes payable	$1,430,884	$1,240,249
Bonds payable, net of discount of $818 and $1,070, as of December 31, 2014 and 2013, respectively	249,182	248,930
Accounts payable, accrued expenses, and accrued capital expenditures	106,276	99,678
Deferred income	24,753	21,938
Intangible lease liabilities, less accumulated amortization of $84,935 and $76,500, as of December 31, 2014 and 2013, respectively	74,305	73,864
Obligations under capital leases	120,000	120,000
Total liabilities	2,005,400	1,804,659
Commitments and Contingencies (Note 6)	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 and 900,000,000 shares authorized, 124,973,304 and 124,830,122 shares issued and outstanding as of December 31, 2014 and 2013, respectively	1,249	1,248
Additional paid-in capital	4,601,808	4,600,166
Cumulative distributions in excess of earnings	(1,867,611)	(1,810,284)
Accumulated other comprehensive loss	(1,968)	(3,307)
Total equity	2,733,478	2,787,823
Total liabilities and equity	$4,738,878	$4,592,482

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)		(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$105,215	$100,639	$414,541	$406,907
Tenant reimbursements	24,847	24,292	95,375	90,875
Hotel income	5,587	5,452	22,885	23,756
Other property income	2,242	3,004	7,996	5,040
	137,891	133,387	540,797	526,578
Expenses:
Property operating costs	44,766	40,123	163,722	154,559
Hotel operating costs	4,923	4,566	18,792	18,340
Asset and property management fees:
Related-party	—	—	—	4,693
Other	612	289	2,258	1,671
Depreciation	30,313	27,285	117,766	108,105
Amortization	20,625	19,121	78,843	78,710
Impairment loss on real estate assets	10,148	—	25,130	—
General and administrative	8,081	8,210	31,275	61,866
Listing costs	—	3,304	—	4,060
Acquisition expenses	44	—	14,142	—
	119,512	102,898	451,928	432,004
Real estate operating income	18,379	30,489	88,869	94,574
Other income (expense):
Interest expense	(19,668)	(23,191)	(75,711)	(101,941)
Interest and other income	1,860	6,680	7,275	34,029
Loss on interest rate swaps	(8)	(144)	(371)	(342)
Loss on early extinguishment of debt	(23)	—	(23)	—
	(17,839)	(16,655)	(68,830)	(68,254)
Income before income tax expense and gains on sale of real estate assets	540	13,834	20,039	26,320
Income tax expense	(246)	146	(662)	(500)
Income from continuing operations before gains of sale of real estate assets	294	13,980	19,377	25,820
Gain on sale of real estate assets	56,668	—	75,275	—
Income from continuing operations	56,962	13,980	94,652	25,820
Discontinued operations:
Operating loss from discontinued operations	(87)	(2,264)	(390)	(21,325)
Gain (loss) on disposition of discontinued operations	(649)	1,211	(1,627)	11,225
Loss from discontinued operations	(736)	(1,053)	(2,017)	(10,100)
Net income	$56,226	$12,927	$92,635	$15,720
Per-share information – basic:
Income from continuing operations	$0.46	$0.11	$0.76	$0.19
Loss from discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.08)
Net income	$0.45	$0.10	$0.74	$0.12
Weighted-average common shares outstanding – basic	124,868	129,410	124,860	134,085
Per-share information – diluted:
Income from continuing operations	$0.46	$0.11	$0.76	$0.19
Loss from discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.08)
Net income	$0.45	$0.10	$0.74	$0.12
Weighted-average common shares outstanding – diluted	124,944	129,410	124,918	134,085
Dividends per share	$0.300	$0.300	$1.200	$1.440

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Reconciliation of Net Income to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income	$56,226	$12,927	$92,635	$15,720
Adjustments:
Depreciation of real estate assets(1)	30,313	27,689	117,766	119,835
Amortization of lease-related costs(1)	20,625	19,999	78,843	86,300
Impairment loss on real estate assets(1)	10,148	—	25,130	29,737
Gain on sale of real estate assets - continuing operations	(56,668)	—	(75,275)	—
Loss (gain) on sale of real estate assets - discontinued operations	649	(1,211)	1,627	(11,225)
Funds From Operations adjustments	5,067	46,477	148,091	224,647
FFO	61,293	59,404	240,726	240,367
Real estate acquisition related costs	44	—	14,142	—
Shelf registration costs	—	—	269	—
Listing costs	—	3,304	—	4,060
Loss on early extinguishment of debt	23	4,709	23	4,709
Consulting and transition services fees(2)	—	—	—	29,187
Normalized FFO	61,360	67,417	255,160	278,323
Other income (expenses) included in net income, which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(3)	(2,555)	(85)	(4,686)	(1,668)
Straight-line rental income(1)	(2,288)	(3,246)	(8,362)	(21,432)
Straight-line lease termination income	(372)	(359)	1,594	(1,361)
Gain on interest rate swaps	(1,322)	(1,176)	(4,946)	(5,530)
Stock-based compensation expense in general and administrative(4)	464	855	1,975	855
Non-cash interest expense(5)	758	655	3,055	3,602
Total other non-cash adjustments	(5,315)	(3,356)	(11,370)	(25,534)
Recurring capital expenditures(6)	(20,937)	(18,118)	(61,975)	(63,005)
Adjusted FFO	$35,108	$45,943	$181,815	$189,784
Per-share information - basic
FFO per share	$0.49	$0.46	$1.93	$1.79
Normalized FFO per share	$0.49	$0.52	$2.04	$2.08
Adjusted FFO per share	$0.28	$0.36	$1.46	$1.42
Weighted-average shares outstanding - basic	124,868	129,410	124,860	134,085
Per-share information - diluted
FFO per share	$0.49	$0.46	$1.93	$1.79
Normalized FFO per share	$0.49	$0.52	$2.04	$2.08
Adjusted FFO per share	$0.28	$0.36	$1.46	$1.42
Weighted-average shares outstanding - diluted	124,944	129,410	124,918	134,085

(1)	Includes amounts attributable to consolidated properties, including discontinued operations.

(2)
Includes nonrecurring fees incurred under the consulting and transition services agreements. See our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(3)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(4)	This item represents the noncash impact of compensation expense related to stock grants under our Long-Term Incentive Plan.

(5)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(6)
Recurring Capital Expenditures are defined as capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Recurring capital expenditures include building capital, tenant improvements, and leasing commissions. This measure excludes capital for first generation leasing and acquisitions.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Reconciliation of Net Income to Net Operating Income - Cash Basis and Same Store Net Operating Income - Cash Basis:
Net income	$56,226	$12,927	$92,635	$15,720
Net interest expense	19,638	23,191	75,681	101,941
Interest income from development authority bonds	(1,800)	(6,671)	(7,200)	(33,992)
Income tax expense	246	(146)	662	500
Depreciation	30,313	27,285	117,766	108,105
Amortization	20,625	19,121	78,843	78,710
EBITDA	$125,248	$75,707	$358,387	$270,984
Gain on sale of real estate assets	(56,668)	—	(75,275)	—
Real estate acquisition costs	44	—	14,142	—
Loss on early extinguishment of debt	23	—	23	—
Shelf registration costs	—	—	269	—
Listing costs	—	3,304	—	4,060
Impairment loss	10,148	—	25,130	—
Consulting and transition services fees(1)	—	—	—	29,187
Discontinued operations adjustment	649	5,196	1,627	46,346
Adjusted EBITDA	$79,444	$84,207	$324,303	$350,577
Asset management fees(2)	—	—	—	5,083
General and administrative	8,081	8,210	31,275	32,679
Shelf registration costs in general and administrative	—	—	(269)	—
Interest rate swap valuation adjustment	(1,322)	(1,176)	(4,946)	(5,530)
Interest expense associated with interest rate swaps	1,330	1,320	5,317	5,872
Lease termination income - cash(3)	(1,254)	(2,056)	(7,568)	(2,062)
Straight-line rental income(2)	(2,288)	(3,246)	(8,362)	(21,432)
Straight-line lease termination income	(372)	(359)	1,594	(1,361)
Net effect of above/(below) market amortization	(2,505)	(118)	(4,956)	(1,547)
Non-cash property operations(4)	(253)	(12)	(46)	136
NOI - Cash basis from discontinued operations adjustments	79	47	755	739
Net Operating Income - Cash Basis	$80,940	$86,817	$337,097	$363,154
Net Operating Income from:
Acquisitions(5)	(4,009)	—	(6,759)	—
Dispositions(6)	(172)	(11,392)	(19,806)	(64,037)
Same Store NOI - Cash Basis	$76,759	$75,425	$310,532	$299,117

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including both continuing and discontinued operations.

(3)	Excludes adjustments for straight-line rent related to lease terminations.

(4)	Includes adjustments for straight-line rent related to lease terminations within general and administrative expense.

(5)	Includes the following acquisitions: 650 California Street and 221 Main Street.

(6)
Dispositions include: Lenox Park, 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange Building, 160 Park Avenue, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Reconciliation of Net Income to Net Operating Income - GAAP Basis and Same Store Net Operating Income - GAAP Basis:
Net income	$56,226	$12,927	$92,635	$15,720
Net interest expense	19,638	23,191	75,681	101,941
Interest income from development authority bonds	(1,800)	(6,671)	(7,200)	(33,992)
Income tax expense (benefit)	246	(146)	662	500
Depreciation	30,313	27,285	117,766	108,105
Amortization	20,625	19,121	78,843	78,710
EBITDA	$125,248	$75,707	$358,387	$270,984
Gain on sale of real estate assets	(56,668)	—	(75,275)	—
Real estate acquisition costs	44	—	14,142	—
Loss on early extinguishment of debt	23	—	23	—
Shelf registration costs	—	—	269	—
Listing costs	—	3,304	—	4,060
Impairment loss	10,148	—	25,130	—
Consulting and transition services fees(1)	—	—	—	29,187
Discontinued operations adjustment	649	5,196	1,627	46,346
Adjusted EBITDA	$79,444	$84,207	$324,303	$350,577
Asset management fees(2)	—	—	—	5,083
General and administrative	8,081	8,210	31,275	32,679
Shelf registration costs in general and administrative	—	—	(269)	—
Interest rate swap valuation adjustment	(1,322)	(1,176)	(4,946)	(5,530)
Interest expense associated with interest rate swaps	1,330	1,320	5,317	5,872
Lease termination income(3)	(1,829)	(2,485)	(6,291)	(3,491)
NOI - GAAP basis from discontinued operations adjustments	29	250	1,025	2,263
Net Operating Income - GAAP Basis	$85,733	$90,326	$350,414	$387,453
Net Operating Income from:
Acquisitions(4)	(7,234)	—	(12,239)	—
Dispositions(5)	(175)	(12,576)	(20,852)	(73,708)
Same Store NOI - GAAP Basis	$78,324	$77,750	$317,323	$313,745

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Includes adjustments for straight-line rent related to lease terminations.

(4)	Includes the following acquisitions: 650 California Street and 221 Main Street.

(5)
Dispositions include: Lenox Park, 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange Building, 160 Park Avenue, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.